                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            GLOBAL INDUSTRIES, LTD
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            GLOBAL INDUSTRIES, LTD
- -------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

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     4) Proposed maximum aggregate value of transaction:

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 /1/ Set forth the amount on whch the filing fee is calculated and state how it was determined.

[x]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     4) Date Filed:

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

                                    [LOGO]


                            GLOBAL INDUSTRIES, LTD.
                               107 GLOBAL CIRCLE
                          LAFAYETTE, LOUISIANA 70503

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 7, 1996

Dear Shareholder:

  You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Global Industries, Ltd. on Wednesday, August 7, 1996. The meeting will be held at The Houstonian Hotel & Conference Center, 111 North Post Oak Lane, Houston, Texas at 10:00 a.m., local time.

  As set forth in the accompanying Proxy Statement, the meeting will be held for the following purposes:

    1. To elect five directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

    2. To approve an amendment to the Company's Amended and Restated Articles of Incorporation that will increase the number of authorized shares of Preferred Stock and Common Stock of the Company.

    3. To approve a proposal to adopt an amendment to the Company's 1992 Stock Option Plan which increases the number of shares authorized for issuance from 1,800,000 to 2,400,000.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on June 28, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the 1996 Annual Meeting or any adjournment thereof. A list of shareholders will be available for examination at the Annual Meeting and at the office of the Company for the ten days prior to the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Michael J. Pollock

                                          Michael J. Pollock
                                          Vice President

Lafayette, Louisiana
July 8, 1996

  IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                            GLOBAL INDUSTRIES, LTD.
                               107 GLOBAL CIRCLE
                          LAFAYETTE, LOUISIANA 70503

            PROXY STATEMENT FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 7, 1996

  This Proxy Statement and the accompanying proxy card are furnished to the shareholders of Global Industries, Ltd., a Louisiana corporation (the "Company" or "Global"), in connection with the solicitation by and on behalf of the Board of Directors of the Company of proxies for use at the 1996 Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held on Wednesday, August 7, 1996, at 10:00 a.m., local time, at The Houstonian Hotel & Conference Center, 111 Post Oak Lane, Houston, Texas, and any adjournment thereof. This Proxy Statement and the accompanying proxy card are being first mailed to shareholders on or about July 8, 1996.

  The execution and return of the enclosed proxy will not in any way affect a shareholder's right to attend the Annual Meeting. Furthermore, a shareholder may revoke his or her proxy at any time before it is exercised (a) by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or (b) by appearing and voting in person at the Annual Meeting. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted (i) FOR the election of the five nominees to the Board of Directors of the Company listed below, (ii) FOR approval of the proposed amendment to the Company's Amended and Restated Articles of Incorporation and (iii) FOR approval of the proposed amendment to the Company's 1992 Stock Option Plan.

  On June 28, 1996, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 19,005,235 shares of Common Stock. The holders of Common Stock are entitled to one vote per share. The Common Stock is the only class of voting securities outstanding. The presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum.

                             ELECTION OF DIRECTORS

  Pursuant to the Company's bylaws, the Board of Directors currently consists of six positions. Five Directors will be elected at the Annual Meeting to serve until the next annual meeting and until their successors are elected and qualified. The Board of Directors has determined not to fill the vacancy created by the retirement of Richard Roberson, Jr. at this time but may do so in the future in accordance with the Company's bylaws. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect each director. Accordingly, under Louisiana law, the Company's Amended and Restated Articles of Incorporation and bylaws, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to the particular item) are not counted and have no effect on the election of directors. Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote in favor of the nominees listed below. Each of the nominees is now a director of the Company and was nominated by the Board of Directors. Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW.

  Set forth below is the name and certain information regarding each of the five nominees for election as a director:

  WILLIAM J. DORE, 53, is the Company's founder and has been Chairman of the Board of Directors, President and Chief Executive Officer since 1973. Mr. Dore has over 25 years of experience in the diving and marine construction industry and is a past President of the Association of Diving Contractors. Mr. Dore received an M.Ed. degree from McNeese State in 1966. Mr. Dore is currently a member of the executive committee of the board of directors of the National Ocean Industries Association.

  MICHAEL J. POLLOCK, 50, joined the Board of Directors of the Company in 1992 and was named Vice President, Chief Financial Officer and Treasurer in April 1996. From September 1990 to December 1992, he was Treasurer and Chief Financial Officer of the Company and was Vice President, Chief Administrative Officer from December 1992 until April 1996. From 1982 until September 1990, Mr. Pollock practiced public accounting and from August 1986 through June 1987, he also served as Vice President, Treasurer and Chief Financial Officer of Associated Grocers Inc., until that company was sold. From 1974 to 1981, he served as Treasurer and Chief Financial Officer of Affiliated Foods, Inc. Mr. Pollock served as Senior Internal Auditor for Gulf Oil Corporation from 1967 to 1974. Mr. Pollock received a B.S. degree from the University of Southwestern Louisiana in 1967. Mr. Pollock is a certified public accountant and a certified internal auditor.

  JAMES C. DAY, 53, joined the Board of Directors of the Company in February 1993. He has been Chairman of the Board of Directors of Noble Drilling Corporation, a Houston, Texas based offshore drilling contractor, since October 1992, and has been President and Chief Executive Officer of Noble Drilling since January 1984. Mr. Day has held executive positions with the International Association of Drilling Contractors, the National Ocean Industries Association, and the Independent Petroleum Association of America. Mr. Day received a B.S. degree in Business Administration from Phillips University. In addition to being a director of Noble Drilling Corporation, Mr. Day is a director of Noble Affiliates, Inc.

  EDWARD P. DJEREJIAN, 57, joined the Board of Directors of the Company in February 1996. Since August 1994 Mr. Djerejian has been the director of the James A. Baker III Institute of Public Policy at Rice University. A former United States Ambassador, he was nominated by President Clinton to serve as U.S. Ambassador to Israel in 1993. During his more than thirty years in the United States Foreign Service, he has served as deputy chief of the U.S. mission to the Kingdom of Jordan, as U.S. Ambassador to the Syrian Arab Republic, and as Assistant Secretary of State for Near Eastern Affairs under Presidents Bush and Clinton. Mr. Djerejian received the Department of State's Distinguished Service Award in 1993 and the President's Distinguished Service Award in 1994. He is a graduate of the School of Foreign Service at Georgetown University and serves on the Board of Directors of Occidental Petroleum Company.

  MYRON J. MOREAU, 62, joined the Board of Directors of the Company in February 1993. Mr. Moreau is retired from Chevron U.S.A. Inc. where he had been employed for 31 years. From 1990 until 1992, he was General Manager of Support Services for Chevron's Gulf of Mexico Production Business Unit, and from 1988 until 1990, he was Division Manager at Chevron in Lafayette, Louisiana. Prior to 1988, he held various domestic and foreign assignments with Chevron, including assignments in the United Kingdom and Indonesia. Mr. Moreau received a degree in Chemical Engineering from the University of Southwestern Louisiana in 1959.

                           DIRECTORS AND COMMITTEES

ATTENDANCE AND FEES

  The Company's Board of Directors held five meetings in fiscal 1996. Each director attended all meetings of the Board of Directors and the committees on which he served during fiscal 1996.

  All non-employee directors of the Company are entitled to receive an annual retainer of $20,000, paid semi-annually, and are reimbursed for ordinary and necessary expenses incurred in attending Board or committee meetings. Each non-employee director receives a $650 meeting fee for each Board meeting or committee meeting attended. In addition, each non-employee director of the Company receives an annual award of 1,000 shares of Common Stock on August 1 of each year pursuant to the Company's Non-Employee Director Stock Plan (the "Directors Plan"). The aggregate fair market value of the shares of Common Stock received by a non-employee director in any one year, however, may not exceed 75% of such director's cash compensation for his or her services as a director of the Company for the immediately preceding twelve months. If the fair market value of the shares awarded on any August 1 exceeds this limitation, the number of shares awarded will be automatically reduced. No shares received by a non-employee director through the Directors Plan may be transferred for a period of six months, except in the case of death or disability. No more than 20,000 newly issued and treasury shares may be issued to non-employee directors of the Company under the Directors Plan and no shares may be granted after December 2002. Messrs. Day and Moreau each received awards of 600 shares of Common Stock under the Directors Plan on August 1, 1993 and 1994 and 1,000 shares on August 1, 1995.

COMMITTEES

  The Board of Directors has established the following standing committees:

  Audit Committee. The Audit Committee annually reviews and recommends to the full Board of Directors the firm to be engaged to audit the accounts of the Company and its subsidiaries. Additionally, the Audit Committee reviews with such independent auditor the plan and results of the auditing engagement and the scope and results of the Company's procedures for internal auditing, makes inquiries as to the adequacy of internal accounting controls, and considers the independence of the auditors. During fiscal 1996, the Audit Committee held three meetings. The Audit Committee is comprised of three directors: Mr. Myron
J. Moreau (Chairman), Mr. James C. Day, and Mr. Edward P. Djerejian.

  Compensation Committee. The Compensation Committee's responsibility is to approve the compensation arrangements for senior management of the Company, including establishment of salaries and bonuses and other compensation for executive officers of the Company; to approve any compensation plans in which officers and directors of the Company are eligible to participate and to administer such plans, including the granting of stock options or other benefits under any such plans; and review significant issues that relate to changes in benefit plans. The Compensation Committee held one meeting during fiscal 1996. The Compensation Committee is comprised of three directors: Mr. James C. Day (Chairman), Mr. Myron J. Moreau and Mr. Edward P. Djerejian.

CERTAIN TRANSACTIONS

  The Company leases an office building and adjacent land on which it has built a training facility in Lafayette, Louisiana from William J. Dore, the Chairman of the Board and a principal shareholder of the Company. The lease agreements with Mr. Dore for the Lafayette office building and adjacent land currently provide for aggregate monthly lease payments of $3,917 and expire on December 31, 1998. The Company made aggregate lease payments to Mr. Dore under these lease agreements of $47,004 during fiscal 1996.

                              SECURITY OWNERSHIP

  The table below sets forth the ownership of the Company's Common Stock, as of June 28, 1996, by (i) each of the Company's directors and nominees to become a director, (ii) each executive officer named in the Summary Compensation Table included under "Compensation of Executive Officers," (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own beneficially 5% or more of the outstanding Common Stock. Except as otherwise indicated, the persons listed below have sole voting power and investment power over the shares beneficially held by them.

                                                                SHARES OWNED
                                                                BENEFICIALLY
                                                              -----------------
                            NAME                               NUMBER   PERCENT
                            ----                              --------- -------
William J. Dore(1)........................................... 7,954,062  41.9
Michael J. Pollock(2)........................................    26,451     *
Richard E. Roberson, Jr.(2)..................................    44,862     *
Robert L. Tucker(2)..........................................    15,989     *
Lawrence C. McClure(2).......................................     7,660     *
James C. Day.................................................     2,200     *
Myron J. Moreau..............................................     3,000     *
Edward P. Djerejian..........................................         0     *
All directors and executive officers as a group (10
 persons)(1)(2).............................................. 8,050,220  42.3

- --------
 * Less than 1%
(1) Includes 262,864 shares held by the Company's Retirement Plan of which Mr. Dore acts as Trustee. Mr. Dore disclaims beneficial ownership of any of such shares except the 53,216 shares held by the Retirement Plan allocated to his account.
(2) Includes shares issued pursuant to restricted stock awards granted to Mr. Pollock (3,530 shares); Mr. McClure (2,400 shares) and all directors and executive officers as a group (12,070 shares), shares allocated to such person's account in the Retirement Plan as follows: Mr. Pollock--205; Mr. Roberson--331; Mr. McClure--710; and all directors and executive officers as a group--262,864 and the shares issuable upon exercise of stock options exercisable within 60 days as follows: Mr. Pollock--20,400; Mr. Tucker-- 14,000; Mr. McClure--3,900; and all directors and executive officers as a group--67,390.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth the cash compensation paid or accrued for services rendered in all capacities to the Company during the last three fiscal years to the Company's Chief Executive Officer and each of the Company's other executive officers who earned more than $100,000 in salary and bonus in fiscal year 1996 (the "Named Executives").

                                                                          LONG TERM
                                          ANNUAL COMPENSATION            COMPENSATION
                                ---------------------------------------- ------------
                                                            OTHER         SECURITIES
   NAME AND PRINCIPAL    FISCAL                             ANNUAL        UNDERLYING
        POSITION          YEAR  SALARY($) BONUS($)(1) COMPENSATION($)(2)  OPTIONS(#)
   ------------------    ------ --------- ----------- ------------------ ------------
William J. Dore.........  1996   275,000        --          30,215              --
 Chairman of the Board,
  President and           1995   275,000        --          15,805              --
 Chief Executive Officer  1994   250,000        --          17,450              --

Robert L. Tucker (3)....  1996   134,375        --             396          10,000
 Vice President,
  Operations              1995   150,000        --             688              --
                          1994    12,500        --              --          40,000
Richard E. Roberson,
 Jr.(4).................  1996   145,000        --              --              --
 Vice President and
  Chief Financial
  Officer                 1995   145,000    14,175              --              --
                          1994   140,417        --          13,977              --

Michael J. Pollock......  1996    93,708     9,927           1,725              --
 Vice President and
  Chief Administrative    1995    83,000    18,627             758          10,000
  Officer                 1994    75,667        --           1,523          16,000

Lawrence C. McClure.....  1996    84,750    18,930          11,000          10,000
 Vice President           1995    72,000    12,469           5,663           8,000
                          1994    64,133        --           1,633           2,000

- --------
(1) Includes portion of salary deferred under the Company's Profit Sharing and Retirement Plan.
(2) Primarily expenditures paid by the Company for Mr. Dore's personal account which were not reimbursed and were included in his income for tax purposes. For Mr. Roberson the amounts relate primarily to his relocation to Lafayette and were included in his income for tax purposes.
(3) Mr. Tucker joined the Company in March 1994.
(4) Mr. Roberson retired in April 1996.

  The following table contains information concerning grants of stock options under the Company's 1992 Stock Option Plan to the Named Executives during fiscal year 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                               POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED
                                                                               ANNUAL RATE OF STOCK
                                                                              PRICE APPRECIATION FOR
                                          INDIVIDUAL GRANTS                     OPTION TERM ($)(2)
                         ---------------------------------------------------- ----------------------
                                      % OF TOTAL
                                    OPTIONS GRANTED
                          OPTIONS   TO EMPLOYEES IN EXERCISE PRICE EXPIRATION
          NAME           GRANTED(1)   FISCAL YEAR   PER SHARE ($)     DATE      5%     10%
          ----           ---------- --------------- -------------- ---------- ------ -------
William J. Dore.........       --          --               --            --      --      --
Robert L. Tucker........   10,000         4.2           11.125       8/15/05  69,965 177,304
Richard E. Roberson,
 Jr.....................       --          --               --            --      --      --
Michael J. Pollock......       --          --               --            --      --      --
Lawrence C. McClure.....   10,000         4.2           12.438      11/10/05  78,222 198,230

- --------
(1) Mr. Tucker's options were granted in August 1995 and Mr. McClure's options were granted in November 1995. All of the options vest 20% on each anniversary of their date of grant.
(2) The potential realizable value reflects price appreciation above the stock option exercise price.

  The table below sets forth the aggregate option exercises during the last fiscal year and the value of outstanding options at year end held by the Named Executives.

 AGGREGATED OPTION EXERCISES DURING FISCAL YEAR 1996 AND OPTION VALUES AT YEAR
                                      END

                                                   NUMBER OF
                                                  SECURITIES      VALUE OF
                                                  UNDERLYING     UNEXERCISED
                                                  UNEXERCISED   IN-THE-MONEY
                                                  OPTIONS AT   OPTIONS AT YEAR
                                                  YEAR END(#)    ENDED($)(1)
                                                 ------------- ---------------
                           SHARES
                         ACQUIRED ON    VALUE    EXERCISABLE/   EXERCISABLE/
                         EXERCISE(#) REALIZED($) UNEXERCISABLE  UNEXERCISABLE
                         ----------- ----------- ------------- ---------------
William J. Dore.........       --          --        --/--           0/0
Robert L. Tucker........    4,000      42,000    12,000/34,000 156,000/410,750
Richard E. Roberson,
 Jr.....................       --          --    30,000/20,000 412,500/275,000
Michael J. Pollock......       --          --    20,400/21,600 291,420/286,940
Lawrence C. McClure.....    3,000      17,505     3,900/19,100  51,953/198,423

- --------
(1) Based on the difference between the closing sale price of the Common Stock of $21.00 on March 31, 1996, and the exercise price.

  The Company's 1992 Stock Option Plan (the "Option Plan") provides that, upon a change of control, the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the Option Plan, adjust the outstanding options as appropriate to reflect such change of control, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to had the option already been exercised. The Option Plan provides that a change of control occurs if any person, entity or group (other than William J. Dore and his affiliates) acquires or gains ownership or control of more than 50% of the outstanding Common Stock or, if after certain enumerated transactions, the persons who were directors before such transaction cease to constitute a majority of the Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report is submitted in response to the Securities and Exchange Commission rules which require the inclusion of a report from the Compensation Committee of the Board of Directors which discusses the compensation policies for executive officers and the committee's rationale for compensation paid to the chief executive officer including the specific relationship of corporate performance to executive compensation.

  Executive compensation at the Company is administered by the Compensation Committee of the Board of Directors. It is the Compensation Committee's responsibility to set the compensation philosophy for the Company's executive officers, to approve and administer the Company's incentive and benefit plans, to monitor the performance and compensation of executive officers and other key employees and to set compensation and make awards under the Company's incentive plans that are consistent with the Company's compensation philosophy and the performance of the Company and its executive officers. The Compensation Committee believes that shareholders are best served when the compensation structure for executive officers focuses them on building long-term shareholder value while not neglecting current earnings. Total compensation for the Company's Chief Executive Officer is based upon the same factors and determined in the same way as the Company's other executive officers.

  The Company's executive compensation program consists of three principal elements: (1) base salary, (2) annual incentive compensation awards, which provide for cash bonuses based on overall Company performance as well as individual performance, and (3) the Restricted Stock Plan and the Option Plan, which provide long-term incentives that are intended to align the interests of executive officers with those of shareholders. The annual incentive compensation awards, bonuses, Restricted Stock Plan and Option Plan constitute the performance-based portion of total compensation.

  Historically, the Compensation Committee has established base salary levels of the Chief Executive Officer and other executive officers after a review of salary survey data of other companies in the oil service industry having annual sales or revenues generally similar in size to the Company, with particular emphasis given to those other companies in the same geographic area as the Company. By reviewing the salary data of such other companies from time to time, the Compensation Committee intends to try to ensure that the base salaries established by the Compensation Committee are generally within the range of base salaries paid by the other companies. The base salary established for each executive officer also takes into account the executive's particular experience and level of responsibility. Base salaries of the executive officers are reviewed annually, with adjustments made based on any updated salary data reviewed, increases in the cost of living, job performance of the executive officer, and the expansion of duties and responsibilities, if any, of the executive officer. For fiscal 1996, the Compensation Committee did not increase the base salary of the Chief Executive Officer but increased the base salary of the other executive officers by amounts ranging from 0% to 41%.

  The annual incentive compensation awards enable executive officers and other key employees of the Company to earn annual cash bonuses, based upon the Company's financial results meeting or exceeding budget. Based upon the Company's performance in fiscal 1996 relative to the budget established for fiscal 1996, the Compensation Committee recommended (which recommendation was adopted by the Board of Directors) that incentive compensation awards totaling $2.0 million be paid to 839 employees in November 1996 and that a $1.6 million contribution be made to the Company's defined contribution profit sharing retirement plan. The Chief Executive Officer received no incentive compensation award and the other executive officers received awards totaling $11,020 (ranging from 0% to 2.7% of their fiscal 1996 compensation).

  The long-term incentive portion of the Company's executive compensation scheme is administered through the Company's Restricted Stock Plan and the Option Plan, each established by the Board of Directors of the Company to provide a means by which certain employees of the Company, including executive officers, could develop an economic interest, through ownership in the Company's Common Stock, in the financial success of the Company. After reviewing the stock option and restricted stock award position of each executive officer, the Compensation Committee made awards to certain executive officers and other key employees, in order to enhance the recipients' desire to remain with the Company and devote their best efforts to its business by more closely aligning the executives' and shareholders' long-term interests. The Company granted 10,000 incentive stock options to Mr. Tucker and Mr. McClure during fiscal 1996. The Company did not grant any stock options or restricted stock awards during fiscal 1996 to any of the other executive officers named in the Summary Compensation Table.

  Section 162(m) of the Internal Revenue Code, enacted in 1993 imposes a limit of $1 million, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to each of its chief executive officers and four other most highly compensated executive officers. None of the Company's executive officers currently receives compensation exceeding the limits imposed by the Section 162(m). While the Compensation Committee cannot predict with certainty how the Company's executive compensation might be affected in the future by Section 162(m) or applicable tax regulations issued thereunder, the Compensation Committee intends to try to preserve the tax deductibility of all executive compensation while maintaining the Company's executive compensation program as described in this report.

                                          COMPENSATION COMMITTEE
                                          James C. Day, Chairman
                                          Edward P. Djerejian
                                          Myron J. Moreau

                         COMPARATIVE STOCK PERFORMANCE

  The Performance Graph below compares the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of the Standard & Poor's 500 Index (the "S&P 500 Index") and a weighted index of a group of five companies in the Company's and related industries. The Current Peer Group is comprised of Stolt Comex Seaway (which replaced Hornbeck Offshore Services Inc.), Noble Drilling Corporation, Jay Ray McDermott, Inc. (which replaced Offshore Pipelines, Inc.), Oceaneering International, Inc., and Offshore Logistics, Inc. The Original Peer Group is comprised of Hornbeck Offshore Services, Inc. (until March 13, 1996 when it ceased to be publicly traded), Noble Drilling Corporation, Oceaneering International, Inc., Offshore Logistics, Inc. and Offshore Pipelines, Inc. (until January 13, 1995 when it ceased to be publicly traded). Cumulative total return is based on annual total return, which assumes reinvested dividends for the period shown in the Performance Graph and assumes that $100 was invested on February 10, 1993 (the date of the Company's initial public offering), in each of Global, the S&P 500 Index and the Peer Group. The Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group. The results shown in the graph below are not necessarily indicative of future performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN




                             [Chart Inserted Here]






                               10-FEB-93 31-MAR-93 31-MAR-94 31-MAR-95 31-MAR-96
                               --------- --------- --------- --------- ---------
Global Industries, Ltd........   $100      $120      $126      $153      $290
Current Peer Group............   $100      $110      $109      $ 97      $135
Original Peer Group...........   $100      $113      $120      $120      $189
S&P 500.......................   $100      $102      $103      $120      $157

                               PROPOSAL TO AMEND
                    THE COMPANY'S ARTICLES OF INCORPORATION

DESCRIPTION OF THE PROPOSED AMENDMENT AND VOTE REQUIRED

  On June 20, 1996, the Board of Directors declared a two-for-one Common Stock split in the form of a 100% stock dividend (the "Stock Split"), subject to approval at the Annual Meeting of an increase in the authorized number of shares of Common Stock, and unanimously adopted resolutions approving a proposal to amend Article III of the Company's Amended and Restated Articles of Incorporation in order to (i) increase the number of shares of Common Stock which the Company is authorized to issue from 25,000,000, par value $.01 per share, to 150,000,000, par value $.01 per share, and (ii) increase the number of shares of Preferred Stock which the Company is authorized to issue from 5,000,000, par value $.01 per share, to 30,000,000, par value $.01 per share. The Board of Directors determined that such amendment is advisable and directed that the proposed amendment be considered at the Annual Meeting.

  Accordingly it is proposed to amend paragraph A of Article III of the Company's Amended and Restated Articles of Incorporation to read as follows:

  "A. The total authorized capital stock of the Corporation is One Hundred Fifty Million (150,000,000) shares of Common Stock of $0.01 par value per share and Thirty Million (30,000,000) shares of Preferred Stock of $0.01 par value per share."

PURPOSES AND EFFECTS OF THE PROPOSAL

  The proposed amendment will increase the total number of authorized shares of Common Stock by an amount substantially in excess of the amount necessary to effect the Stock Split and cover outstanding and future option grants and will ensure that the Company continues to have sufficient shares of Common Stock available for future issuances from time to time as approved by the Board of Directors for proper corporate purposes, including acquisitions, equity financings and employee incentive plans. In addition, it is desirable to have authorized stock available for possible additional future stock dividends or stock splits. If the proposed amendment is adopted, there would be approximately 128,072,000 authorized shares of Common Stock that are not outstanding or reserved for issuance. The Company, as of June 28, 1996, had 19,033,769 shares of Common Stock issued, of which 28,534 were held in the treasury of the Company. Of the additional shares provided for by the proposed amendment, as of June 28, 1996, approximately 21,928,000 shares would be required to be reserved for issuance under the Company's stock compensation plans and to effect the Stock Split. The additional shares of Common Stock will be a part of the existing class of Common Stock and, if and when issued, will have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting.

  In determining to seek shareholder approval of an increase in the number of authorized shares of the Company's Preferred Stock, the Board of Directors concluded that it was advisable and in the best interests of the shareholders to provide the Company greater flexibility with respect to the use of preferred shares for appropriate corporate purposes, including acquisitions and financings. The Board of Directors currently has the authority, without further action by shareholders, to issue up to 5,000,000 shares of Preferred Stock, with such rights, preferences and privileges as the Board may determine. Such rights, preferences and privileges may include extraordinary voting, dividend, redemption or conversion rights, which could in certain circumstances discourage an unsolicited tender offer or takeover proposal. The proposed increase in the authorized number of shares of Preferred Stock to 30,000,000 would not affect the authority of the Board of Directors on these matters, but would facilitate, for example, a broader issuance of Preferred Stock than is presently possible.

  No further action or authorization by the Company's shareholders would be necessary prior to the issuance of the additional shares of Preferred Stock or Common Stock unless required by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's securities may then be listed. An increase in the authorized number of shares of Preferred Stock and Common Stock could make more difficult, and thereby discourage, attempts to acquire control of the Company, even though shareholders of the Company may deem such an acquisition to be desirable. Issuance of shares of Preferred Stock and Common Stock could dilute the ownership interest and voting power of shareholders of the Company who are seeking control of the Company. Shares of Preferred Stock or Common Stock could be issued in a private placement to one or more persons or organizations sympathetic to management and opposed to any takeover bid, or under other circumstances that could make more difficult, and thereby discourage, attempts to acquire control of the Company. To the extent that it impedes any such attempts, the proposed amendment may serve to perpetuate management.

  The Company currently has no agreements or commitments to issue any of the additional shares of Preferred Stock or Common Stock (other than issuing shares of Common Stock in connection with the Stock Split or pursuant to employee stock options and other stock related benefit plans), but is considering an underwritten offering of up to approximately $100 million in Common Stock prior to the end of the year if the Board of Directors determines that market and other conditions are appropriate. There can be no assurance, however, that the Company will proceed with such an offering.

  The Board of Directors has concluded that the potential benefits of the amendment to the Company and its shareholders outweigh the possible disadvantages.

PURPOSES AND EFFECTS OF THE STOCK SPLIT

  The Board of Directors anticipates that the increase in the number of outstanding shares of Common Stock of the Company resulting from the Stock Split will place the market price of the Common Stock in a range more attractive to investors, particularly individuals, and may result in a broader market for the shares. The Company will apply for listing on the NASDAQ National Market, where shares of the Company's Common Stock are listed for trading, of the additional shares of Common Stock to be issued.

  If the proposed amendment is adopted and the Stock Split effected, each shareholder of record of Common Stock at the close of business on August 16, 1996, would be the record owner of, and entitled to receive a certificate or certificates representing one additional share of Common Stock for each share of Common Stock then owned of record by such shareholder. Each shareholder of record of Common Stock as of the close of business on August 16, 1996, will be mailed a stock certificate for one additional share of Common Stock for each share held by that shareholder at that time. Consequently, certificates representing shares of Common Stock should be retained by each shareholder and should not be returned to the Company or to its transfer agent, as it will not be necessary to submit outstanding certificates for exchange.

  The Company has been advised by legal counsel that the proposed Stock Split would result in no gain or loss or realization of taxable income to owners of Common Stock under existing United States Federal income tax laws. The cost basis for tax purposes of each new share and each retained share of Common Stock would be equal to one-half of the cost basis for tax purposes of the corresponding share immediately preceding the Stock Split. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and shareholders are urged to consult their tax advisors.

  If the shareholders dispose of their shares subsequent to the Stock Split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares. Shareholders may wish to consult their respective brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares.

  In accordance with the Company's 1992 Stock Option Plans, Restricted Stock Plan, 1995 Employee Stock Purchase Plan and Non-Employee Director Stock Plan, it will be necessary to make appropriate adjustments in the number of shares and price of Common Stock reserved for issuance pursuant to such plans. From the effective date of the proposed Stock Split, shares reserved for issuance pursuant to exercises of options or awards granted under such plans will be doubled and the exercise price per share, where applicable, divided by two.

  If the proposed amendment is adopted and the Stock Split effected, the value of the Company's Common Stock account will be increased to reflect the additional shares issued at par value $.01 per share and the value of the retained earnings account will be reduced by the same amount with no overall effect of shareholder's equity. The number of shares issued and outstanding, and reserved for issuance would double.

EFFECTIVE DATE OF PROPOSED AMENDMENT AND ISSUANCE OF SHARES FOR STOCK SPLIT

  If the proposed amendment to Article III of the Amended and Restated Articles of Incorporation of the Company is adopted by the required vote of shareholders, such amendment will become effective as soon after the Annual Meeting as it is filed with the Secretary of State of Louisiana.

  The record date for the determination of the owners of Common Stock entitled to a certificate or certificates representing the additional shares resulting from the Stock Split is August 16, 1996 . Please do not destroy or send your present stock certificates to the Company. IF THE PROPOSED AMENDMENT IS ADOPTED, THOSE CERTIFICATES WILL REMAIN VALID FOR THE NUMBER OF SHARES SHOWN THEREON, AND SHOULD BE CAREFULLY PRESERVED BY YOU. YOU WILL BE MAILED CERTIFICATES ONLY FOR THE ADDITIONAL SHARES TO WHICH YOU ARE ENTITLED. IT IS PLANNED THAT CERTIFICATES FOR ADDITIONAL SHARES WILL BE MAILED BY AUGUST 28, 1996.

REQUIRED VOTE

  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for approval of the proposed amendment to the Amended and Restated Articles of Incorporation, which approval is a condition to the Stock Split. Accordingly under Louisiana law, the Company's Amended and Restated Articles of Incorporation and bylaws, abstentions and broker non-votes have the same legal effect as a vote against the proposed amendment. The persons named in the proxy intend to vote for the adoption of the proposed amendment to Article III of the Company's Amended and Restated Articles of Incorporation, unless otherwise instructed.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND ARTICLE III OF THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

                       PROPOSAL TO APPROVE AMENDMENT TO
                          THE 1992 STOCK OPTION PLAN

  The Company's 1992 Stock Option Plan, the principal terms of which are set forth below, was adopted by shareholder approval in 1993 and amended in 1995. The Option Plan constitutes the key element of the Company's long-term incentive compensation, which is intended to attract, retain and motivate executive officers and key employees of the Company and to align their interests with the shareholders' interests.

THE AMENDMENT

  The Board adopted and proposes that the shareholders approve an amendment to the Option Plan (the "Option Plan Amendment") that increases the number of shares of the Company's Common Stock for which options may be granted under the Option Plan by 600,000 shares to 2,400,000 shares (4,800,000 if the charter amendment and Stock Split previously described under "Proposal to Amend The Company's Articles of Incorporation" is approved), thereby increasing the number of shares currently available for grants of options from 607,374 to 1,207,374 (2,414,748 if the charter amendment is approved).

  The Board of Directors has determined that the amount currently available is insufficient to continue to meet the Company's needs under its long-term compensation program. In addition, the Board of Directors believes the availability of additional shares is necessary to provide the Company with adequate flexibility to attract and hire new executives and other key employees as the Company grows.

GENERAL

  The Option Plan provides that options for a maximum of 1,800,000 shares of Common Stock may be granted (2,400,000 if the Option Plan Amendment is adopted), subject to adjustment in the event of stock dividends, stock splits and certain other events) and that no options may be granted under the Option Plan after December 2002. If the Option Plan Amendment is approved, approximately 1,207,374 shares will be available for grants (2,414,748 if the charter amendment is approved). The Option Plan is administered by the Compensation Committee and provides for grants of incentive and nonqualified options as defined by the Internal Revenue Code of 1996, as amended (the "Code"). Under the Option Plan, options may be granted to employees, including executive officers of the Company and its subsidiaries, as determined by the Compensation Committee. Options granted under the Option Plan have a maximum term of ten years and, subject to certain exceptions, are not transferable. The exercise price and the number of shares subject to each option, the time at which each option (or portion thereof) becomes exercisable and the duration of the option are determined by the Compensation Committee; provided that the exercise price of incentive options may not be less than 100% of the fair market value of the shares subject to the option on the date of grant and the exercise price of nonqualified options may not be less than 85% of the fair market value of the shares subject to the option on the date of the grant. The maximum number of shares that may be subject to options granted to an individual during any calendar year is 200,000 (subject to adjustment in certain circumstances). The exercise price with respect to any option may be paid in cash or, if authorized by the Compensation Committee, in whole or in part, by delivery of shares of Common Stock.

  The Option Plan provides that, upon a change of control, the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the Option Plan, adjust the outstanding options as appropriate to reflect such change of control, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to had the option been exercised prior to the change of control. The Option Plan provides that a change of control occurs if any person, entity or group (other than William J. Dore and his affiliates) acquires or gains ownership or control of more than 50% of the outstanding Common Stock or, if after certain enumerated transactions, the persons who were directors before such transaction cease to constitute a majority of the Board of Directors.

  The Board of Directors may amend the Option Plan as it deems advisable, except that it may not, without further approval of the shareholders of the Company, materially increase the benefits accruing to the participants, increase the number of shares subject to the Option Plan, extend the maximum period during which the options may be granted or exercised, or modify the requirements as to the eligibility for participation in the Option Plan. The Board may terminate the Option Plan at any time. Termination of the Option Plan will not affect the rights of the optionees or their successors under any options outstanding and not exercised in full on the date of termination.

FEDERAL INCOME TAX ASPECTS

  Nonqualified Options. As a general rule, no federal income tax is imposed on the optionee upon the grant of a nonqualified option such as those under the Option Plan and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a nonqualified option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. There is no item of tax preference upon such exercise. Upon the exercise of a nonqualified option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any federal income tax withholding requirements are satisfied. However, if the exercise price of the nonqualified option was less than 100% of the fair market value of the shares subject to the option on the date of grant, then, pursuant to Section 162(m) of the Code, the Company's deduction for such compensation may be limited (or the Company may receive no deduction) if the optionee is the Company's chief executive officer or is among the four highest compensated officers of the Company (other than the chief executive officer). Upon a subsequent disposition of the shares received upon exercise of a nonqualified option, any appreciation after the date of exercise should qualify as capital gain. If the shares purchased upon the exercise of an option are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company's tax deduction (assuming any Federal income tax withholding requirements are satisfied), should be deferred and should be measured at the time the restriction lapse. The restriction imposed on officers, directors and 10% shareholders by Section 16(b) of the Securities Exchange Act of 1934, as amended, is such a restriction during the period prescribed thereby.

  Incentive Options. The incentive options are intended to constitute incentive stock options within the meaning of Section 422(b) of the Code. Incentive options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding periods"). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive option, the difference between the market value of the Common Stock on the date of exercise and the exercise price must be included in the optionee's alternative minimum taxable income. However, if the optionee exercises an incentive option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

  Upon disposition of the shares received upon exercise of an incentive option after the holding periods, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his exercise of an incentive option prior to the end of the holding periods, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

  Except as described above, there are no federal income tax effects to the Company upon the issuance of shares of Common Stock pursuant to the exercise of options granted under the Option Plan or upon the disposition of shares acquired pursuant to such exercise.

OPTIONS TO BE GRANTED UNDER THE OPTION PLAN

  No options for the additional shares to be added in the Option Plan pursuant to the Option Plan Amendment have been granted. As indicated above, the Compensation Committee has the power to determine, among other things, those employees to be granted options and the number of shares subject to each option. As a result, the number of options to be granted in the future to executive officers is not determinable.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the Option Plan Amendment, which approval is a condition to the effectiveness of the Option Plan Amendment. Accordingly under Louisiana law, the Company's Amended and Restated Articles of Incorporation and bylaws, abstentions have the same legal effect as a vote against this proposal, but a broker non-vote is not counted. The persons named in the proxy intend to vote for the adoption of the Amendment to the Option Plan, unless otherwise instructed.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE OPTION PLAN AMENDMENT.

                SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

  Shareholders may propose matters to be presented at shareholders' meetings and may also nominate persons to be directors, subject to the formal procedures that have been established.

PROPOSALS FOR 1997 ANNUAL MEETING

  Pursuant to rules promulgated by the Securities and Exchange Commission, any proposals of shareholders of the Company intended to be presented at the annual meeting of shareholders of the Company to be held in 1997 and included in the Company's proxy statement and form of proxy relating to that meeting, must be received at the Company's principal executive offices, 107 Global Circle, Lafayette, Louisiana 70503, no later than March 10, 1997. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

  In addition to the Securities and Exchange Commission rules described in the preceding paragraph, the Company's bylaws provide that for business to be properly brought before any annual meeting of shareholders, it must be either
(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of the Company who is a shareholder of record at the time of giving of the required notice described below, who shall be entitled to vote at such meeting and who complies with the following notice procedures. For business to be brought before an annual meeting by a shareholder of the Company, the shareholder must have given timely notice in writing of the business to be brought before such annual meeting to the Secretary of the Company. TO BE TIMELY FOR THE 1997 ANNUAL MEETING, A SHAREHOLDER'S NOTICE MUST BE DELIVERED TO OR MAILED AND RECEIVED AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, 107 GLOBAL CIRCLE, LAFAYETTE, LOUISIANA 70503, ON OR BEFORE MAY 9, 1997. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class and number of shares of voting stock of the Company which are owned beneficially by the shareholder, (d) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting, and (e) a description of any material interest of the shareholder in such business. A shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

NOMINATIONS FOR 1997 ANNUAL MEETING AND FOR ANY SPECIAL MEETINGS

  Pursuant to the Company's bylaws, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to the Company's Board of Directors may be made at a meeting of shareholders only (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a shareholder of record at the time of giving of the required notice described below, who shall be entitled to vote for the election of directors at the meeting, and who complies with the following notice procedures. All nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. TO BE TIMELY, A SHAREHOLDER'S NOTICE SHALL BE DELIVERED TO OR MAILED AND RECEIVED AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, 107 GLOBAL CIRCLE, LAFAYETTE, LOUISIANA 70503, (I) WITH RESPECT TO AN ELECTION TO BE HELD AT THE 1997 ANNUAL MEETING OF SHAREHOLDERS ON OR BEFORE MAY 9, 1997, AND (II) WITH RESPECT TO ANY ELECTION TO BE HELD AT A SPECIAL MEETING OF SHAREHOLDERS, NOT LATER THAN THE CLOSE OF BUSINESS ON THE 10TH DAY FOLLOWING THE DAY ON WHICH NOTICE OF THE DATE OF THE SPECIAL MEETING WAS MAILED OR PUBLIC DISCLOSURE OF THE DATE OF THE MEETING WAS MADE, WHICHEVER FIRST OCCURS. A shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. In the event a person who is validly designated as a nominee for election as a director shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. A shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

                                  COMPLIANCE

  The Company believes, based upon a review of the forms and amendments furnished to it, that during fiscal year 1996 the Company's directors and officers complied with the filing requirements under Section 16(a) of the Securities Exchange Act of 1934, except that Andrew Michel who became an executive officer of the Company during fiscal 1996 and Edward Djerejian who became a director of the Company during fiscal 1996 were late in filing their Initial Statements of Beneficial Ownership on Form 3; and Myron Moreau, a director of the Company was late in filing a Statement of Changes in Beneficial Ownership on Form 4.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Deloitte & Touche LLP, independent public accountants, have been the principal independent auditors for the Company since October 1991. The Company expects that they will continue as the Company's principal independent auditors. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

                                    GENERAL

  The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

  The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, special letter, telephone, telegram or otherwise. Brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record will be requested to forward solicitation materials to the beneficial owners thereof and will be reimbursed by the Company for their expenses. The Company has retained the services of American Stock Transfer & Trust Company to assist in the solicitation of proxies either in person or by mail, telephone or telegram, at an estimated cost of $2,000, plus expenses.

                          ANNUAL REPORT AND FORM 10-K

  The Company's Annual Report to Shareholders containing audited financial statements for the year ended March 31, 1996, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The Annual Report to Shareholders does not constitute a part of this proxy soliciting material.

  A copy of the 1996 Annual Report on Form 10-K as filed with the Securities and Exchange Commission may be obtained, without charge, by writing the Company, Global Industries, Ltd., 107 Global Circle, Lafayette, Louisiana 70503, Attention: Investor Relations.

PROXY                       GLOBAL INDUSTRIES, LTD.
                         PROXY FOR 1996 ANNUAL MEETING
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
  The undersigned hereby appoints William J. Dore and Michael J. Pollock, and each of them, with or without the other, proxies, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the 1996 Annual Meeting of Shareholders of Global Industries, Ltd. (the "Company"), to be held in Houston, Texas on August 7, 1996, at 10:00 a.m. (local time) and all adjournments and postponements thereof as follows:
  (1)Election of Directors
    [_]  FOR all                [_]  WITHHOLD AUTHORITY
      nominees listed              to vote for all nominees listed below.
      below (except as
      marked to the
      contrary below).
    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
    William J. Dore             James C. Day              Myron J. Moreau
    Michael J. Pollock          Edward P. Djerejian
  (2) Proposal to amend Global Industries, Ltd. Amended and Restated Articles of Incorporation to increase the authorized shares of Common Stock and Preferred Stock.
    [_] FOR                      [_] AGAINST                       [_] ABSTAIN
  (3) Proposal to amend Global Industries, Ltd. 1992 Employee Stock Option
      Plan to increase the number of shares of Common Stock issuable thereunder.
    [_] FOR                      [_] AGAINST                       [_] ABSTAIN
  (4) In their discretion, upon any other business which may properly come before said meeting.

                          (CONTINUED ON REVERSE SIDE)

  THIS PROXY WILL BE VOTED AS YOU SPECIFY ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED WITH RESPECT TO ITEM (1) FOR THE NOMINEES LISTED, WITH RESPECT TO ITEM (2) AND (3) FOR APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND THE 1992 STOCK OPTION PLAN AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY BE PRESENTED AT THE MEETING. Receipt of the Notice of the 1996 Annual Meeting and the related Proxy Statement is hereby acknowledged.


                                       Dated: ___________________________, 1996

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                                                      Signature

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                                              Signature, if jointly held


                                       Please sign your name exactly as it
                                       appears hereon. Joint owners must each
                                       sign. When signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, please give full title as it
                                       appears hereon. If held by a
                                       corporation, please sign in the full
                                       corporate name by the president or
                                       other authorized officer.

                                       PLEASE MARK, SIGN, DATE AND RETURN THIS
                                          PROXY PROMPTLY USING THE ENCLOSED
                                                      ENVELOPE.